EXHIBIT 99.1


                                 BENCHMARQ

                          UNAUDITED BALANCE SHEET
                            AS OF JUNE 30, 1998


                                                     (AMOUNTS IN THOUSANDS)
Current assets:

        Cash and cash equivalents.........................  $ 5,157

        Short-term investments............................   14,138

        Receivables, net of allowances....................    3,279

        Inventories.......................................    5,940

        Deferred income tax assets........................      889

        Prepaid expenses and other assets.................    2,116
                                                            -------
               Total current assets.......................   31,519
                                                            -------

Property and equipment, net...............................    3,346

Equipment under capital lease obligations, net............    2,187

Other assets and deferred charges.........................       53

Prepayment for product purchases, less current............    3,360
                                                            -------
Total assets..............................................  $40,465
                                                            =======

Current liabilities:

        Accounts payable................................... $ 1,745

        Deferred income on shipments to distributors.......   1,374

        Current obligations under capital leases...........     875

        Other accrued liabilities..........................     882
                                                           --------
               Total current liabilities...................   4,876

Obligations under capital leases, less current obligations.     386

Deferred income taxes......................................     406
                                                           --------
               Total liabilities...........................   5,668
                                                           --------
Stockholders' equity:

        Common stock.......................................       7

        Additional paid-in capital.........................  26,516

        Retained earnings..................................   8,284

        Net unrealized gain on short-term investments......       3

        Treasury stock, 64,000 common shares, at cost......    (13)
                                                           --------
               Total stockholders' equity..................  34,797
                                                           --------
Total liabilities and stockholders' equity.................$ 40,465
                                                           ========



                                 BENCHMARQ

                    UNAUDITED INCOME STATEMENT ANALYSIS
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998


                                                      (Amounts in Thousands,
                                                       Except Per Share Data)

Net revenues..........................................    $17,566

Cost of revenues......................................      8,960
                                                        ---------
    Gross profit......................................      8,606
                                                        ---------
Operating expenses:

    Research and development..........................      1,814

    Selling, general and administrative...............      5,614

    Merger-related costs..............................        875
                                                       ----------
        Total operating expenses......................      8,303
                                                        ---------
Income from operations................................        303
                                                       ----------
Other income (expense):

    Interest income...................................        377

    Interest expense..................................       (67)
                                                       ----------
        Total other income (expense)..................        310
                                                        ---------
Income before income tax provisions ..................        613

Income tax provision..................................        392
                                                       ----------
Net income............................................  $     221
                                                        =========
Basic earnings per share..............................  $     .03
                                                        =========
Diluted earnings per share............................  $     .03
                                                        =========
Weighted average shares outstanding...................      7,100
                                                        =========
Weighted average shares outstanding -
    assuming dilution.................................      7,645
                                                        =========


                                 BENCHMARQ

                       UNAUDITED CASH FLOW STATEMENT
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                   (Amounts in Thousands)

Cash flows from operating activities:

   NET INCOME..........................................   $   221

   ADJUSTMENTS TO RECONCILE NET INCOME:

      DEPRECIATION AND AMORTIZATION....................     1,118

      LOSS ON DISPOSITION OF FIXED ASSETS..............         1

      DEFERRED INCOME TAXES............................     (158)

      CHANGE IN OPERATING ASSETS & LIABILITIES:

      RECEIVABLES......................................     1,323

      INVENTORIES......................................   (1,248)

      PREPAID EXPENSES.................................     (289)

      OTHER ASSETS.....................................        26

      PAYABLES.........................................        80

      INCOME TAXES PAYABLE.............................     (337)

      UNEARNED REVENUE.................................       124

      OTHER LIABILITIES................................      (27)
                                                       ----------
         TOTAL ADJUSTMENTS.............................       613
                                                        ---------
      NET CASH PROVIDED BY OPERATING ACTIVITIES:.......       834
                                                        ---------
CASH FLOW FROM INVESTING ACTIVITIES:

   CAPITAL EXPENDITURES................................   (1,166)

   INVESTMENT IN EQUITY SECURITIES.....................  (12,048)

   SALES OF EQUITY SECURITIES..........................    14,962
                                                         --------
      NET CASH USED IN INVESTING ACTIVITIES............     1,748
                                                        ---------
CASH FLOW FROM FINANCING ACTIVITIES:

   COMMON STOCK ISSUANCE UPON EXERCISE OF OPTIONS......       362

   PRINCIPAL PAYMENTS UNDER CAPITAL LEASE OBLIGATIONS..     (670)
                                                       ----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES........     (308)
                                                       ----------
NET INCREASE IN CASH...................................     2,274

CASH AT BEGINNING OF PERIOD............................     2,883
                                                         --------
CASH AT END OF PERIOD..................................   $ 5,157
                                                          =======